                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): January 29, 1997



                     CRESCENT REAL ESTATE EQUITIES COMPANY
             (Exact name of Registrant as specified in its Charter)

         Texas                           1-13038                         52-1862813
(State of Organization)          (Commission File Number)   (IRS Employer Identification Number)


777 Main Street, Suite 2100
Fort Worth, Texas                                                            76102
(Address of Principal Executive                                           (Zip Code)
Offices)


                                 (817) 877-0477
             (Registrant's telephone number, including area code)

       On March 24, 1997, Crescent Real Estate Equities Company (the "Company") filed a Form 8-K dated January 29,1997 containing a description of certain proposed transactions in Item 5 thereof and certain related financial information in Item 7 thereof. On April 9, 1997, the Company filed a Form 8-K/A amending and restating the disclosure contained in Item 5 of the Form 8-K filed on March 24, 1997 to provide updated information. This Form 8-K/A amends the Company's Form 8-K/A filed April 9, 1997 to restate the disclosure contained in Item 5 thereof in its entirety to reflect updated information relating to the proposed spin-off of an affiliated entity, the proposed acquisition of certain assets and the financing of these transactions.

ITEM 5.  OTHER EVENTS


        Certain matters discussed within this Form 8-K/A are forward-looking statements within the meaning of the federal securities laws. Although
Crescent Real Estate Equities Company ("Crescent Equities" and, collectively with its subsidiaries, the "Company") believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that these expectations will be realized. Factors that could cause actual results to differ materially from current expectations include the failure of pending investments to close, changes in general economic conditions, changes in local real estate conditions, changes in industries in which the Company's principal tenants compete, the failure to timely lease unoccupied square footage, the failure to timely re-lease occupied square footage upon expiration of leases, the inability to generate sufficient revenues to meet debt service payments and operating expenses, the unavailability of equity and debt financing and other risks described in this Form 8-K/A.


PROPOSED SPIN-OFF

        Crescent Equities, which operates as a real estate investment trust (a "REIT") for federal income tax purposes, intends to establish a new corporation ("Crescent Affiliate"), the shares of which will be distributed by Crescent Real Estate Equities Limited Partnership, which is the operating partnership of Crescent Equities (the "Operating Partnership"), to its partners (including Crescent Equities). Crescent Equities will then distribute the shares of Crescent Affiliate as a dividend to its shareholders in a spin-off.


        Prior to the spin-off, the Company will provide to Crescent Affiliate approximately $40.9 million in the form of cash contributions and loans to be used by Crescent Affiliate to acquire certain assets described below. The Company will also make available to Crescent Affiliate a line of credit in the amount of approximately $20.0 million to be used by Crescent Affiliate to fulfill certain ongoing obligations associated with these assets. In addition, Crescent Affiliate will obtain certain rights pursuant to the terms of an intercompany agreement to be entered into with the Company in connection with the spin-off.


        The spin-off is designed to provide the shareholders of the Company at the time of the spin-off with the ability to benefit from both the real estate operations of the Company and the related business operations of Crescent Affiliate. The spin-off of Crescent Affiliate will result in Crescent Affiliate's becoming a public company, the shares of which are expected to be publicly traded no later than the effective date of the spin-off.

ACQUISITION OF CARTER-CROWLEY PORTFOLIO


        On February 10, 1997, the Company entered into a contract to acquire, for approximately $383.3 million, substantially all of the assets (the "Carter-Crowley Portfolio") of Carter-Crowley, Inc. ("Carter-Crowley"), an unaffiliated company controlled by the family of Donald J. Carter. At the time the contract was executed, the Carter-Crowley Portfolio included 14 office properties (the "Carter-Crowley Office Portfolio"), with an aggregate of approximately 3.0 million net rentable square feet, approximately 1,216 acres of commercially zoned, undeveloped land located in the Dallas/Fort Worth metropolitan area, two multifamily residential properties located in the Dallas/Fort Worth metropolitan area, marketable securities, an approximately 12% limited partner interest in the limited partnership that owns the Dallas Mavericks NBA basketball franchise, secured and unsecured promissory notes, certain direct non-operating working interests in various oil and gas wells, an approximately 35% limited partner interest in two oil and gas limited partnerships and certain other assets (including operating businesses). Pursuant to an agreement between Carter-Crowley and the Company, Carter-Crowley has liquidated approximately $51.0 million of such assets, consisting primarily of the marketable securities and the oil and gas investments, resulting in a reduction in the total purchase price by a corresponding amount to approximately $332.3 million. A portion of the Carter-Crowley Portfolio will be acquired by the Company and a portion will be acquired by Crescent Affiliate with funds received from the Company in the form of cash contributions and loans. The assets in the Carter-Crowley Portfolio have been preliminarily allocated between the Company and Crescent Affiliate and the purchase price allocated among these assets.



     The Company anticipates that it will acquire assets from the Carter-Crowley Portfolio, with an aggregate purchase price of approximately $306.3 million, consisting primarily of the Carter-Crowley Office Portfolio, the two multifamily residential properties, the approximately 1,216 acres of undeveloped land and the secured and unsecured promissory notes relating primarily to the Dallas Mavericks. In addition to the promissory notes relating to the Dallas Mavericks, it is anticipated that the Company will obtain rights from the current holders of the majority interest in the Dallas Mavericks to a contingent $10.0 million payment if a new arena is built within a 75-mile radius of Dallas.



     The remainder of the Carter-Crowley Portfolio will be purchased by Crescent Affiliate utilizing cash contributions and loan proceeds that will be provided to Crescent Affiliate by the Company. These assets, which have an estimated value of approximately $26.0 million, are expected to consist primarily of the approximately 12% limited partner interest in the limited partnership that owns the Dallas Mavericks, an approximately 1% interest in a private venture capital fund and a 100% interest in a construction equipment sale, leasing and services company.



     The Company has allocated approximately $196.2 million (approximately $65.40 per square foot) of the purchase price to the Carter-Crowley Office Portfolio. The Carter-Crowley Office Portfolio contains an aggregate of approximately 3.0 million net rentable square feet in seven suburban Dallas submarkets. The buildings, which were constructed principally between 1980 and 1986, range in size from approximately 40,000 to approximately 634,000 net rentable square feet and, as of December 31, 1996, were 91% leased. The acquisition of the Carter-Crowley Office Portfolio will increase the Company's ownership of office space in the Dallas market to more than 8.7 million net rentable square feet and to 13% of the Class A office space in the Dallas market. The weighted average full-service rental rates for the Carter-Crowley Office Portfolio were $12.18 per leased square foot, compared to a weighted average quoted market rental rate for the submarkets in which the Carter-Crowley Office Portfolio is located of $18.63 per square foot. The Carter-Crowley Office Portfolio has a weighted average remaining lease term of
3.75 years. Major tenants include CompUSA, Inc., Aetna Life Insurance Company, United States Data Corporation and Northern Telecom, Inc.

     The following table provides information for the Carter-Crowley Office Portfolio by submarket as of December 31, 1996.

                                                      TOTAL
                                                       NET                   WEIGHTED AVERAGE    OFFICE     WEIGHTED AVERAGE
                                         NUMBER     RENTABLE     PERCENT       FULL-SERVICE     SUBMARKET     QUOTED MARKET
                                           OF         AREA      LEASED AT    RENTAL RATE PER     PERCENT     RENTAL RATE PER
      CLASSIFICATION, SUBMARKET        PROPERTIES   (SQ. FT.)   PROPERTIES    SQUARE FOOT(1)    LEASED(2)   SQUARE FOOT(2)(3)
-------------------------------------  ----------   ---------   ----------   ----------------   ---------   -----------------
CLASS A
Stemmons Freeway.....................       1         634,381       92%          $12.54           60%(4)         $16.87
Far North Dallas.....................       3         494,496       98            12.67           98              20.88
Uptown/Turtle Creek..................       2         485,088       79            12.20           86              22.99
Richardson/Plano.....................       2         418,234      100            13.23           98              19.14
LBJ Freeway..........................       1         213,915       89            13.08           95              20.32
Las Colinas..........................       1          74,861       99            11.95           95              23.14
                                           --       ---------      ---           ------           --             ------
  Subtotal/Weighted Average..........      10       2,320,975       92%          $12.67           92%            $19.93
                                           --       ---------      ---           ------           --             ------
CLASS B
Central Expressway...................       2         413,721       85%          $11.04           82%            $13.82
LBJ Freeway..........................       1         244,879       92             9.61           91              14.92
Far North Dallas.....................       1          40,525      100            10.75           90              15.56
                                           --       ---------      ---           ------           --             ------
  Subtotal/Weighted Average..........       4         699,125       88%          $10.50           89%            $14.31
                                           --       ---------      ---           ------           --             ------
        TOTAL/WEIGHTED AVERAGE.......      14       3,020,100       91%          $12.18           91%            $18.63
                                           ==       =========      ===           ======           ==             ======

---------------
(1) Calculated based on base rent payable as of December 31, 1996, without giving effect to free rent or scheduled rent increases that would be taken into account under generally accepted accounting principles, and including expenses payable by tenants.
(2) Source -- Jamison Research, Inc.
(3) Represents full-service rental rates. These rates do not necessarily represent the amounts at which available space in the Carter-Crowley Office Portfolio will be leased. The weighted average subtotals and total are based on total net rentable square feet in each submarket of the Class A and/or Class B office properties, as applicable, in the Carter-Crowley Office Portfolio.
(4) Includes two buildings with an aggregate of approximately 530,000 net rentable square feet which, subsequent to December 31, 1996, have been reclassifed as "owner occupied" and will not be included in Class A office space in 1997. Excluding these two buildings, management estimates that the percent leased in this submarket would have been approximately 75% as of December 31, 1996.

     The Carter-Crowley Office Portfolio is leased to more than 450 tenants, the major tenants having principal businesses in the industry sectors of technology, financial services and media services. None of the tenants in the 14 office properties comprising the Carter-Crowley Office Portfolio lease over 10% of the aggregate net rentable area.

    The aggregate tax basis for the Carter-Crowley Office Portfolio of depreciable real property and personal property is not available at this time since the acquisition has not closed.

    The 1996 realty tax rate for the Carter-Crowley Office Portfolio was $2.52 per $100 of the $148.5 million assessed value. The total amount of tax at this rate for 1996 was approximately $3.7 million.

    For the year ended December 31, 1996, utility expense for the Carter-Crowley Office Portfolio was approximately $5.0 million and expenses for repairs, maintenance and contract services were approximately $4.4 million.

    The Company has no immediate plans to redevelop any of the properties within the Carter-Crowley Office Portfolio and believes such properties are adequately covered by insurance. The seller of the Carter-Crowley Office Portfolio has acquired the 14 office properties at different times over the last seven years; therefore, the year-end occupancy and average base rent per leased square foot for the Carter-Crowley Office Portfolio is only available for 1996. See table above.

    The following table sets forth for the Carter-Crowley Office Portfolio a schedule of lease expirations for leases in place as of December 31, 1996 for each of the 10 years beginning with January 1, 1997, assuming that none of the tenants exercises renewal options and excluding 290,590 square feet of unleased space.







                                                          PERCENTAGE                  PERCENTAGE OF    ANNUAL BASE
                            NUMBER OF     NET RENTABLE    OF LEASED                    TOTAL ANNUAL      RENT PER
                             TENANTS      AREA SUBJECT   NET RENTABLE   ANNUAL BASE      BASE RENT     SQUARE FOOT
                               WITH       TO EXPIRING    AREA SUBJECT    RENT UNDER   REPRESENTED BY     FOR NET
                             EXPIRING        LEASES      TO EXPIRING      EXPIRING       EXPIRING     RENTABLE AREA
YEAR AND LEASE EXPIRATION     LEASES     (SQUARE FEET)      LEASES       LEASES(1)        LEASES       EXPIRING(1)
--------------------------------------------------------------------------------------------------------------------
           1997                   91         176,724          6.5%      $2,015,800          5.5%         $11.41
           1998                  111         419,145         15.4        5,281,006         14.4           12.60
           1999                  102         389,846         14.3        4,829,621         13.2           12.39
           2000                   78         591,687         21.7        8,180,128         22.4           13.83
           2001                   58         413,361         15.1        5,703,691         15.6           13.80
           2002                   15         183,282          6.7        2,423,756          6.6           13.22
           2003                    7         366,656         13.4        5,201,805         14.2           14.19
           2004                    5         100,041          3.7        1,398,813          3.8           13.98
           2005                    0               0            0                0            0               0
           2006                    2          41,072          1.5          635,055          1.8           15.46
    2007 and thereafter            1          47,696          1.7          906,224          2.5           19.00

---------------
(1) Calculated based on base rent payable as of the expiration date of the lease, for net rentable square feet expiring, without giving effect to free rent or scheduled rent increases that would be taken into account under generally accepted accounting principles and excluding all expenses payable by tenants.

    The pro forma financial information reflects the acquisition of the Carter-Crowley Office Portfolio and the two multifamily residential properties.

MAGELLAN TRANSACTION

     On January 29, 1997, the Company entered into an agreement with Magellan Health Services, Inc. ("Magellan") to acquire substantially all of the real estate assets of Magellan's domestic hospital provider business as currently owned and operated by a wholly owned subsidiary of Magellan. The Magellan transaction involves various components, certain of which will relate to the Company and certain of which will relate to Crescent Affiliate. None of the Magellan transactions will be consummated unless all of the transactions are consummated. Closing of the transactions is subject to various closing conditions and to approval of the transactions by the stockholders of Magellan, and is expected to occur in the second quarter of 1997.

     The total purchase price for the assets to be acquired in the Magellan transaction is $400 million. Of this amount, it is anticipated that $390 million will be paid by the Company for the acquisition of approximately 90 behavioral healthcare facilities (the "Magellan Facilities") and certain warrants to purchase shares of common stock of Magellan, and $10 million will be paid by Crescent Affiliate for its interest in a limited liability company ("CBHS") and certain warrants to purchase shares of common stock of Magellan. CBHS will be owned 50% by Crescent Affiliate and 50% by Magellan, subject to potential dilution of each of Magellan and Crescent Affiliate by up to 5% in connection with future incentive compensation of management of CBHS.

     The principal component of the transaction is the Company's acquisition of the Magellan Facilities, which are to be leased to CBHS, and the subsidiaries of CBHS, under a triple-net lease. The lease will require the payment of annual minimum rent in the amount of $40 million, increasing in each subsequent year during the 12-year term at a 5% compounded annual rate. The lease provides for four, five-year renewal options. All maintenance and capital improvement costs will be the responsibility of CBHS during the term of the lease. In addition, CBHS will pay annually an additional $20 million under the lease, at least $10 million of which must be used, as directed by CBHS, for capital expenditures each year and up to $10 million of which may be used, if requested by CBHS, to cover capital expenditures, property taxes, insurance premiums and franchise fees. CBHS's failure to pay the additional $20 million is not a default under the lease unless the Company has expended funds for capital expenditures, property taxes, insurance premiums or franchise fees. In connection with the Magellan transaction, the Company also will receive warrants to purchase 1,283,311 shares of common stock of Magellan, at an exercise price of $30.00 per share, with such warrants exercisable, in increments, during the period from May 1998 through May 2009.


     In connection with the closing of the Magellan transaction, Crescent Affiliate will acquire its interest in CBHS and certain warrants to purchase shares of common stock of Magellan in exchange for an initial payment of $10 million, with an additional $2.5 million payable to CBHS within five days following the closing. Magellan will acquire its interest in CBHS in exchange for the contribution of certain assets, with an additional $2.5 million payable to CBHS in cash within five days following the closing. In addition, each of Crescent Affiliate and Magellan will agree to lend to CBHS, upon request by Magellan during the five years following the closing, up to an aggregate of $17.5 million. Any such loans will bear interest at the rate of 10% per annum and have a term of five years. CBHS, as lessee of the Magellan Facilities, will be responsible for operating the Magellan Facilities. CBHS will derive assistance in its role as operator of the Magellan Facilities through a franchise arrangement with an initial term of 12 years to be entered into between CBHS (and its subsidiaries), as franchisees, and Magellan, as franchisor. Pursuant to a franchise arrangement with an initial term of 12 years (and four, five-year renewal options), Magellan will provide to CBHS and its subsidiaries certain services necessary or desirable for the operation of the business to be conducted at the Magellan Facilities (including the provision of policies, procedures and protocols for operation of the Magellan Facilities and of a toll-free patient referral number) in exchange for an annual franchise fee of $81 million plus the greater of annual cost-of-living adjustments or a percentage of CBHS's gross revenues, as defined in the franchise agreement. The payment by CBHS to Magellan of the annual franchise fee will be subordinated to the payment by CBHS to the Company of annual minimum rent. In addition, Magellan will not have the right to terminate the franchise agreement due to the nonpayment of the franchise fee as a result of the subordination of the franchise fee to the annual minimum rent. In connection with the Magellan transaction, Crescent Affiliate will also acquire warrants to purchase 1,283,311 shares of common stock of Magellan. These warrants will have the same terms as the warrants purchased by the Company from Magellan. In addition, Crescent Affiliate will issue to Magellan warrants to purchase up to 2.5% of its common stock outstanding on the closing date, with such warrants exercisable only in the same proportion as the Company and Crescent Affiliate, in the aggregate, exercise their warrants to purchase common stock of Magellan.

STRUCTURE OF CRESCENT AFFILIATE AND CERTAIN RELATIONSHIPS


   Intercompany Agreement. It is anticipated that, under an intercompany agreement to be entered into in connection with the spin-off, the Company and Crescent Affiliate will agree to provide each other with rights to participate in certain transactions and to make certain investments. For example, Crescent Affiliate will agree not to acquire or make investments in real estate (which, for purposes of the intercompany agreement, will include the provision of services related to real estate) unless it has notified the Company of the acquisition or investment opportunity, and the Company has determined not to pursue such acquisitions or investments. Crescent Affiliate also will agree to assist the Company in structuring and consummating any such acquisition or investment in real estate which the Company elects to pursue, on terms to be determined by the Company. Similarly, the Company will provide Crescent Affiliate with a right of first offer (i) to become lessee of any real property that may be acquired by the Company as to which the Company determines that, consistent with its status as a REIT, it must enter into a "master" lease arrangement and (ii) to participate in transactions, or make investments, where the Company is unable to pursue the entire transaction or investment. The Company may, but will not be required to, offer Crescent Affiliate the opportunity to participate in transactions, or make investments, where the Company is able to pursue the entire transaction or investment. In addition, each party will notify the other party of investment opportunities developed by such party or of which such party is aware but is unable or unwilling to pursue. The Company, in its sole discretion, will make all decisions as to its ability or inability to pursue transactions or investments. It is also anticipated that Crescent Affiliate will enter into negotiations with the lessees of certain of the Hotel Properties to acquire the rights of such lessees. No such negotiations are currently ongoing, however, and there is no assurance that any such agreements will be reached.



   Management and Management Relationships. It is expected that Messrs.
Richard E. Rainwater, John C. Goff and Gerald W. Haddock will hold the same offices with Crescent Affiliate that they currently hold with the Company. In addition, it is expected that the board of directors of Crescent Affiliate will consist of seven members, five of whom (including Messrs. Rainwater, Goff and Haddock) are currently trust managers of the Company and two of whom are persons who will not be affiliated with the Company. Although each of Messrs. Rainwater, Goff and Haddock is committed to the success of Crescent Affiliate, they are also committed to the success of Crescent Equities. None of Mr. Rainwater, Mr. Goff or Mr. Haddock is committed to spending a particular amount of time on Crescent Affiliate's affairs, nor will any of them devote his full time to Crescent Affiliate.


   Officers and directors of a corporation owe fiduciary duties to the stockholders of that corporation. There is a risk that the common membership of management and members of the Boards of Crescent Affiliate and Crescent Equities will lead to conflicts of interests in connection with transactions between the two companies. Crescent Affiliate was formed with specific purpose clauses in an effort to avoid conflicts of interest issues by identifying at the outset which types of opportunities will be pursued by each company. These clauses provide that Crescent Affiliate's purposes include performing the intercompany agreement and refraining from pursuing REIT-suitable opportunities, until Crescent Equities has been offered, and has declined, the opportunities.


   Certain Relationships with Magellan. Messrs. Rainwater, Goff and Haddock and Mr. Rainwater's children own shares of common stock of Magellan and warrants to acquire shares of common stock of Magellan. Mr. Rainwater, either directly or indirectly, owns approximately 2,475,000 shares, and warrants to acquire 1,237,500 shares, of common stock of Magellan. Mr. Rainwater's children, either directly or indirectly, own approximately 320,000 shares, and warrants to acquire 160,000 shares, of common stock of Magellan. Messrs. Goff and Haddock each own, directly or indirectly, approximately 57,000 shares, and warrants to acquire 28,500 shares, of common stock of Magellan. The Magellan transaction is subject to the approval of Magellan's stockholders.



   The warrants entitle the warrant holders to purchase, at any time until the January 25, 2000 expiration date, shares of common stock of Magellan at a purchase price of $26.15 per share. Agreements executed in connection with the acquisition of the warrants (the "Private Placement") provide, among other things, for the adjustment of the number of shares of common stock of Magellan that can be purchased under the warrants and the purchase price, respectively, for certain dilutive events, for registration rights for shares, including the shares of common stock of Magellan underlying the warrants, which registration rights have been exercised, and for a variety of other customary provisions, including, without limitation, certain restrictions on the private sale of such shares, certain preemptive rights to acquire additional securities issued by Magellan for cash in a private placement transaction (which have been waived to the extent they may apply to the Magellan transaction), and standstill covenants restricting the purchase of additional shares of common stock of Magellan by Mr. Rainwater and his affiliates in certain circumstances.


   Darla D. Moore is married to Mr. Rainwater and is a director of Magellan. As part of the arrangements pursuant to which Mr. Rainwater acquired securities of Magellan, an affiliate of Mr. Rainwater has the right to designate a nominee acceptable to Magellan for election as a director of Magellan for so long as Mr. Rainwater and his affiliates (collectively, the "Rainwater Group") continue to own beneficially a specified minimum number of shares of common stock of Magellan. Mr. Rainwater's affiliate proposed Ms. Moore as its nominee for director, and Ms. Moore was elected a director by the Magellan Board on February 22, 1996.

   As part of the Private Placement, Magellan agreed (i) to pay a transaction fee of $150,000; (ii) to reimburse certain expenses of Rainwater, Inc. in connection with the Private Placement; (iii) to pay the Rainwater
Group an annual monitoring fee of $75,000 commencing on March 31, 1996; and
(iv) to reimburse the Rainwater Group for reasonable fees and expenses (up to a maximum of $25,000 annually) incurred in connection with its ownership of common stock of Magellan and the warrants. Magellan also agreed to reimburse the Rainwater Group in the future for one additional filing under the Hart-Scott Rodino Act if such a filing is required in connection with an exercise of the warrants.

   From January 25, 1996 through December 31, 1996, Magellan paid to the Rainwater Group under the Private Placement an aggregate of $306,344, consisting of a transaction fee of $150,000, expense reimbursement in connection with the Private Placement of $86,156, and monitoring fees and expenses of $70,188. These amounts exclude directors' fees and expense reimbursement paid to Ms. Moore in her capacity as a director of Magellan.

EFFECT OF CONSUMMATION OF PROPOSED TRANSACTIONS

   General. Upon completion of the spin-off, the Magellan transaction, and the acquisition of the Carter-Crowley Portfolio, the Company and Crescent Affiliate will exist as separate public companies that, on an aggregate basis, will own the assets acquired as a result of the consummation of the Magellan transaction and the acquisition of the Carter-Crowley Portfolio, as described herein.


   The Company. The Company will have purchased approximately $696.3 million of assets, consisting primarily of the 90 Magellan Facilities and the warrants to purchase 1,283,311 shares of the common stock of Magellan and the 14 office properties included in the Carter-Crowley Office Portfolio. These assets also will include approximately 1,216 acres of commercially zoned, undeveloped land located in the Dallas/Fort Worth metropolitan area, two multifamily residential properties located in the Dallas/Fort Worth metropolitan area and secured and unsecured promissory notes relating primarily to the Dallas Mavericks. The Company anticipates that it will fund these acquisitions (as well as its obligations to Crescent Affiliate, as described below) through proceeds of an offering of its Common Shares and additional borrowings under new or existing financing arrangements. Through a prospectus supplement to its existing shelf registration statement, the Company is offering for sale to the public, in an underwritten public offering, 21,000,000 Common Shares, excluding shares relating to any underwriters' over-allotment option. If the 21,000,000 Common Shares are sold, management intends to apply net proceeds of the offering to fund the transactions described in this report and to arrange additional borrowings to fund the remaining costs of the transactions.



     Crescent Affiliate. Crescent Affiliate will be a public company, the securities of which initially will be owned by the shareholders of the Company and the limited partners of the Operating Partnership on the record date for the spin-off. The assets of Crescent Affiliate will be acquired by Crescent Affiliate utilizing cash contributions of approximately $12.2 million and loans of approximately $28.7 million provided to Crescent Affiliate by the Company in the aggregate amount of approximately $40.9 million. Crescent Affiliate intends to use these funds to acquire assets that will consist primarily of a 50% interest in CBHS, warrants to purchase 1,283,311 shares of common stock of Magellan, an approximately 12% limited partner interest in the limited partnership that owns the Dallas Mavericks, an approximately 1% interest in a private venture capital fund and 100% of a construction equipment sale, leasing and services company. In addition, Crescent Affiliate will have available to it approximately $20.0 million under a line of credit from the Company to fulfill certain ongoing obligations associated with these assets.








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
                                   SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  April 22, 1997             CRESCENT REAL ESTATE EQUITIES COMPANY




                                  By:   /s/ Dallas E. Lucas
                                        --------------------------------
                                        Dallas E. Lucas
                                        Senior Vice President and
                                        Chief Financial Officer





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